                                                                 Exhibit 10.10.3

                              THE HE-RO GROUP, LTD.

                     AGREEMENT DATED AS OF DECEMBER 30, 1997

      The undersigned agree to the following payment terms and amendments with respect to the Licensing Agreement between Oleg Cassini, Inc, ("OCI") and The He-Ro Group, Ltd. ("He-Ro").

      1. Subject to full and timely payment of the amounts set forth below and full and, timely payment of future payments required under the licensing agreement, OCI agrees to settle the amount of arrearages for unpaid royalties as follows:

Balance of Minimum Royalties with respect to the Second
Quarter ending August 31, 1997                                      $29,166.67

Percentage Royalties for First and Second Quarter 1997              $72,694.00

Minimum Royalties for the Third Quarter beginning
December 1, 1997                                                    $87,500.00
                                                                   -----------

                                                                   $189,360.67

      2. Simultaneously herewith, He-Ro will deliver to OCI a certified check in the amount of $87,500.00 together with three (3) post-dated checks as follows:

                        2/15/98                 $33,953.56

                        3/15/98                 $33,953.56

                        4/15/98                 $33,953.56

      3. All current and future payments (including those set forth above and Minimum Royalties due February 1, 1998 and Percentage Royalties due on March 1,
1998) will be paid in a timely manner.

      4. Omitted.

      5. Subject to He-Ro's compliance with the terms of this letter and the Licensing Agreement, OCI agrees (i) to waive its claims with respect to interest on arrears for the period preceding December 31, 1997, (ii) to waive its claim for increased Minimum Royalties arising out of He-Ro's failure to make an "A Line", (iii) that Minimum Royalties for the balance of the term shall be $350,000.00 per Annual Period.
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                              THE HE-RO GROUP, LTD.

      6. He-Ro waives its claim against OCI in the amount of $2,417.95 for merchandise previously purchased.

      7. Except as amended hereby or previously, the Licensing Agreement is hereby ratified and confirmed.

Agreed and Accepted By:                     Agreed and Accepted By:
Oleg Cassini, Inc.                          The He-Ro Group, Inc.


By: /s/ Oleg Cassini                           By: /s/ Hong J. Han
   --------------------------                  --------------------------
    Oleg Cassini                                Mr. Hong J. Han
    President                                   President & CEO
    Date: December 30, 1997                     Date: December 30, 1997


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